UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETSHOES (CAYMAN) LIMITED

(Exact name of registrant as specified in its charter)

The Cayman Islands	98-1007784
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

Rua Vergueiro 961, Liberdade 01504-001 São Paulo, São Paulo, Brazil +55 11 3028-3528
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.0033 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.            ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.            ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.            ☐

Securities Act registration statement file number to which this form relates:

333-216727

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares, par value US$0.0033 per share (the “Common Shares”), of Netshoes (Cayman) Limited (the “Registrant”). For a description of the Common Shares to be registered hereunder and all relevant tax matters, reference is made to the information under the heading “Description of Share Capital” and “Certain Tax Considerations,” respectively, in the prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-216727), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017, as subsequently amended, together with the respective descriptions set forth under such headings included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) and in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b), and such description shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Netshoes (Cayman) Limited

By:	/s/ Leonardo Tavares Dib
Name:	Leonardo Tavares Dib
Title:	Chief Financial Officer

Date: April 5, 2017